Exhibit 99.1

November 17, 2003
For 7:00 am EDT Release
Contacts:	Shareholders'/Analysts' Inquiries:	Media Inquiries:
	Paul Taaffe	Chris Ahearn
	704-758-2033	704-758-2304

LOWE'S REPORTS RECORD EARNINGS FOR THIRD QUARTER

-- Third Quarter Net Earnings Increased 33 Percent --

-- Third Quarter Total Sales Increased 24 Percent --

MOORESVILLE, N.C. - Lowe's Companies, Inc. (NYSE: LOW), the world's second largest home improvement retailer, today reported
net earnings of $452 million for the quarter ended October 31, 2003, a 33.3 percent increase over the same period a year ago.   Diluted
earnings per share increased 30.2 percent to $0.56 from $0.43 in the third quarter of 2002.  For the nine months ended October 31, 2003, net earnings grew 27.5 percent to $1.47 billion while diluted earnings per share increased 26.9 percent to $1.84.

Sales for the quarter increased 23.5 percent to $7.92 billion, up from $6.41 billion in the third quarter of 2002.  Comparable store sales for the third quarter increased by 12.4 percent.  For the nine months ended October 31, 2003, sales increased 17.4 percent to $23.9 billion.
Comparable store sales increased 6.5 percent in the first nine months of 2003.

"We achieved the strongest comparable store sales growth in Lowe's modern history as a result of our many internal sales and operational initiatives," said Robert L. Tillman, Lowe's chairman and CEO. "We've experienced balanced performance across all of our product categories and across all regions of the country as American consumers remain committed to enhancing the enjoyment of their homes.
That commitment is readily apparent in the results our stores have delivered this year."

"Our robust sales results clearly reflect the focus and discipline of our stores and highlight the flexibility of Lowe's centralized model to drive sales in an increasingly strong economic environment," added Lowe's President Robert A. Niblock.  "Our employees excelled during this above-plan sales environment and continued to ensure customer service is our top priority.  Additionally, our logistics and distribution infrastructure allowed us to effectively manage inventory and keep our stores in stock with the great merchandise our customers desire."

During the quarter, Lowe's opened 38 new stores, including two relocations.  As of October 31, 2003, Lowe's operated 932 stores in
45 states representing 103.7 million square feet of retail selling space, a 14.2 percent increase over last year.

A conference call to discuss third quarter 2003 operating results is scheduled for today (Monday, November 17) at 9:00 a.m. EST.
Please dial 888-817-4020 (international callers dial 706-679-3245) to participate.  A webcast of the call will take place simultaneously and can be accessed by visiting Lowe's website at www.Lowes.com/investor and clicking on Lowe's Third Quarter 2003 Earnings Conference
Call Webcast.  A replay of the call will be archived on Lowes.com for 7 days.

Lowe's Business Outlook

This outlook is based on current expectations and includes "forward-looking statements" within the meaning of Section 27A of the Securities
Act and Section 21E of the Exchange Act.  Although the company believes that comments reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.

Fourth Quarter 2003 (comparisons to fourth quarter 2002)
  The company expects to open 47 stores reflecting square footage growth of approximately 15 percent
  Total sales are expected to increase 18 to 19 percent
  The company expects to report comparable store sales of 6 to 7 percent
  Operating margin (defined as gross margin less SG&A and depreciation) is expected to be flat to slightly positive as a percent to sales
  Store opening costs are expected to be approximately $49 million
  Diluted earnings per share of $0.48 to $0.49 are expected
  Lowe's fourth quarter ends on January 30, 2004 with operating results to be publicly released on Monday, February 23, 2004

Fiscal Year 2003 (comparisons to fiscal year 2002)
  The company expects to open 130 stores in 2003 reflecting total square footage growth of approximately 15 percent
  Total sales are expected to increase approximately 18 percent for the year
  The company expects to report a comparable store sales increase of 6 to 7 percent
  Operating margin (defined as gross margin less SG&A and depreciation) is expected to increase approximately 50 basis points
  Store opening costs are expected to be approximately $132 million
  Diluted earnings per share of $2.32 to $2.33 are expected for the fiscal year ending January 30, 2004

This news release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the
Exchange Act.  Although the company believes that comments reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.  Possible risks and uncertainties regarding these statements include, but are not limited to, the direction of general economic conditions, the availability of real estate for expansion and its successful development, particularly in major metropolitan markets, the availability of sufficient labor to facilitate growth, fluctuations in prices and availability of product, unanticipated impact of competition, legal or regulatory developments, and weather conditions that affect sales.

With fiscal year 2002 sales of $26.5 billion, Lowe's Companies, Inc. is a FORTUNE 100 company that serves approximately nine million customers a week at more than 925 home improvement stores in 45 states. In 2003, FORTUNE named Lowe's America's Most Admired
Specialty Retailer. Based in Mooresville, N.C., the 57-year old company is the second-largest home improvement retailer in the world. For more information, visit Lowes.com

###

Lowe's Companies, Inc. Consolidated Balance Sheets In Millions, Except Par Value Data
		(Unaudited) October 31, 2003	(Unaudited) November 1, 2002	January 31, 2003
Assets
Current assets:
Cash and cash equivalents		$ 1,196	$ 1,305	$ 853
Short-term investments		126	92	273
Accounts receivable - net		208	187	172
Merchandise inventory		5,006	4,151	3,968
Deferred income taxes		81	110	58
Other assets		285	179	244

Total current assets		6,902	6,024	5,568

Property, less accumulated depreciation		11,425	9,648	10,352
Long-term investments		119	10	29
Other assets		229	129	160

Total assets		$ 18,675	$ 15,811	$ 16,109

Liabilities and Shareholders' Equity
Current liabilities:
Short-term borrowings		$ -	$ 50	$ 50
Current maturities of long-term debt		77	39	29
Accounts payable		2,542	2,046	1,943
Employee retirement plans		53	66	88
Accrued salaries and wages		283	295	306
Other current liabilities		1,568	1,291	1,162

Total current liabilities		4,523	3,787	3,578

Long-term debt, excluding current maturities		3,681	3,739	3,736
Deferred income taxes		588	318	478
Other long-term liabilities		21	9	15

Total liabilities		8,813	7,853	7,807

Shareholders' equity:
Preferred stock - $5 par value, none issued		-	-	-
Common stock - $.50 par value;
Shares Issued and Outstanding
October 31, 2003	786
November 1, 2002	781
January 31, 2003	782	393	390	391
Capital in excess of par		2,176	1,981	2,023
Retained earnings		7,293	5,587	5,887
Accumulated other comprehensive income		-	-	1

Total shareholders' equity		9,862	7,958	8,302

Total liabilities and shareholders' equity		$ 18,675	$ 15,811	$ 16,109

Lowe's Companies, Inc. Consolidated Statements of Current and Retained Earnings (Unaudited) In Millions, Except Per Share Data

	Three Months Ended				Nine Months Ended
	October 31, 2003		November 1, 2002		October 31, 2003		November 1, 2002
Current Earnings	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
Net Sales	$ 7,924	100.00	$ 6,415	100.00	$ 23,909	100.00	$ 20,373	100.00
Cost of Sales	5,460	68.90	4,450	69.36	16,560	69.26	14,283	70.11
Gross Margin	2,464	31.10	1,965	30.64	7,349	30.74	6,090	29.89
Expenses:
Selling, general and administrative	1,466	18.50	1,192	18.59	4,212	17.62	3,567	17.51
Store opening costs	37	0.47	28	0.43	82	0.34	88	0.43
Depreciation	193	2.44	159	2.48	557	2.33	458	2.25
Interest	42	0.53	44	0.69	136	0.57	137	0.67
Total expenses	1,738	21.94	1,423	22.19	4,987	20.86	4,250	20.86
Pre-tax earnings	726	9.16	542	8.45	2,362	9.88	1,840	9.03
Income tax provision	274	3.46	203	3.16	893	3.74	688	3.38
Net earnings	$ 452	5.70	$ 339	5.29	$ 1,469	6.14	$ 1,152	5.65

Weighted average shares outstanding - Basic	786		781		784		779
Basic earnings per share	$ 0.58		$ 0.44		$ 1.87		$ 1.48
Weighted average shares outstanding - Diluted	808		801		805		800
Diluted earnings per share	$ 0.56		$ 0.43		$ 1.84		$ 1.45

Retained Earnings
Balance at beginning of period	$ 6,865		$ 5,263		$ 5,887		$ 4,482
Net earnings	452		339		1,469		1,152
Cash dividends	(24)		(15)		(63)		(47)
Balance at end of period	$ 7,293		$ 5,587		$ 7,293		$ 5,587

Lowe's Companies, Inc. Consolidated Statements of Cash Flows (Unaudited) In Millions
	Nine Months Ended
	October 31, 2003	November 1, 2002
Cash Flows from Operating Activities:
Net Earnings	$ 1,469	$ 1,152
Adjustments to Reconcile Net Earnings to Net Cash Provided By Operating Activities:
Depreciation and Amortization	571	472
Deferred Income Taxes	87	(4)
Loss on Disposition/Writedown of Fixed and Other Assets	23	17
Stock-based Compensation Expense	28	-
Tax Effect of Stock Options Exercised	21	20
Changes in Operating Assets and Liabilities:
Accounts Receivable - Net	(36)	(21)
Merchandise Inventory	(1,038)	(540)
Other Operating Assets	(41)	19
Accounts Payable	599	331
Employee Retirement Plans	(35)	16
Other Operating Liabilities	389	573
Net Cash Provided by Operating Activities	2,037	2,035

Cash Flows from Investing Activities:
Decrease (Increase) in Investment Assets:
Short-Term Investments	144	(24)
Purchase of Long-Term Investments	(282)	(2)
Proceeds from Sale/Maturity of Long-Term Investments	189	-
Increase in Other Long-Term Assets	(87)	(22)
Fixed Assets Acquired	(1,685)	(1,449)
Proceeds from the Sale of Fixed and Other Long-Term Assets	50	29
Net Cash Used in Investing Activities	(1,671)	(1,468)

Cash Flows from Financing Activities:
Net Decrease in Short-Term Borrowings	(50)	(50)
Repayment of Long-Term Debt	(21)	(45)
Proceeds from Employee Stock Purchase Plan	25	23
Proceeds from Stock Options Exercised	86	58
Cash Dividend Payments	(63)	(47)
Net Cash Used in Financing Activities	(23)	(61)

Net Increase in Cash and Cash Equivalents	343	506
Cash and Cash Equivalents, Beginning of Period	853	799
Cash and Cash Equivalents, End of Period	$ 1,196	$ 1,305